Exhibit 99.1
Savers Value Village, Inc. Reports Third Quarter Financial Results

Net sales increased 8.1%, or 8.6% in constant currency1
Comparable store sales increased 5.8%; U.S. up 7.1% and Canada up 3.9%
Debt refinancing strengthens the Company’s financial position and reduces interest expense by $17 million on an annualized basis
Board of Directors authorizes new $50 million share repurchase program
Company updates fiscal 2025 outlook
Bellevue, WA - October 30, 2025 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended September 27, 2025 (the “third quarter”).
Highlights for the Third Quarter; Comparisons are to the Thirteen Weeks Ended September 28, 2024
•Total Company net sales increased 8.1% to $426.9 million; constant-currency net sales1 increased 8.6%; and comparable store sales increased 5.8%.
•For the United States (“U.S.”), net sales increased 10.5% and comparable store sales increased 7.1%.
•For Canada, net sales increased 5.1%; constant-currency net sales1 increased 6.1%; and comparable store sales increased 3.9%.
•The Company opened 10 new stores, ending the third quarter with 364 stores.
•Net loss was $14.0 million, or $0.09 per diluted share, which included a $32.6 million pre-tax loss on extinguishment of debt. Net loss margin was 3.3%.
•Adjusted net income1 was $22.5 million, or $0.14 per diluted share.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 was $70.0 million and Adjusted EBITDA margin1 was 16.4%. Changes in foreign currency exchange rates negatively impacted Adjusted EBITDA1 by $0.6 million during the third quarter.

Mark Walsh, Chief Executive Officer of Savers Value Village, Inc. stated, "We are pleased with our third quarter results, driven by disciplined execution and a strong value proposition. U.S. sales grew at a double-digit pace, comparable store sales were robust across all geographies, and we successfully opened 10 new stores, putting us on track for a return to year-over-year profit growth beginning in the fourth quarter.”

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Debt Refinance
On September 18, 2025, the Company entered into new Senior Secured Credit Facilities, consisting of a $750 million term loan facility (the “2025 Term Loan Facility”) and a $180 million revolving credit facility. The proceeds of the 2025 Term Loan Facility were used, in part, to redeem the remaining aggregate principal amount of the Senior Secured Notes (the “Notes) and repay all outstanding amounts under the term loan facility, dated as of April 26, 2021 (the “2021 Term Loan Facility”), including accrued interest and a premium of 4.875%, or $19.5 million, related to the redemption of the Notes. As a result of this transaction, the Company recorded a $32.6 million loss on extinguishment of debt which included the $19.5 million prepayment premium, as well as the write-off of unamortized debt issuance costs and debt discounts under the Notes and 2021 Term Loan Facility. This refinancing is expected to reduce interest expense by approximately $17 million on an annualized basis, beginning in the fourth quarter, while also extending debt maturities, increasing liquidity and facilitating ongoing debt reduction.

Share Repurchase Authorization
The Company announced today the authorization of a new share repurchase program of up to $50 million of the Company’s common stock. This share repurchase program becomes effective as of November 9, 2025 and expires on November 8, 2027. Under the new program, the Company may purchase shares from time to time in compliance with applicable securities laws, that may include Securities Act Rule 10b-18 and Securities Act Rule 10b5-1. The timing and amount of any shares purchased will be based upon a variety of factors, including the share price of the common stock, general market conditions, alternative uses for capital, the Company’s financial performance, and other considerations. The share repurchase program does not obligate the Company to purchase any minimum number of shares, and the program may be suspended, modified, or discontinued at any time without prior notice. Any repurchases will be funded by available cash and cash equivalents.
2025 Impact & Sustainability Report
The Company published its 2025 Impact & Sustainability Report covering its 2024 fiscal year. The report highlights continued progress in advancing its environmental, social and governance (ESG) initiatives, including expanding its greenhouse gas emissions assessment, continued prioritization of team member development, advancements made toward reducing its operational footprint, and the ongoing evolution of its data privacy and cybersecurity programs. Together, these efforts further the Company’s mission of making secondhand second nature. The report can be found at https://ir.savers.com/esg.
Stores Update
The following unaudited table summarizes the Company’s store count activity for the thirty-nine weeks ended September 27, 2025:

	U.S.	Canada	Australia	Total
December 28, 2024	172	165	14	351
New stores	6	6	4	16
Closures	(2)	(1)	0	(3)
September 27, 2025	176	170	18	364

Fiscal 2025 Outlook1
The Company is updating its outlook for the fifty-three weeks ending January 3, 2026 (“fiscal 2025”) as follows:

	Current	Previous
Net sales	$1.67 billion to $1.68 billion	$1.67 billion to $1.69 billion
Comparable store sales growth over fiscal 2024[2]	4.0% to 4.5%	3.0% to 4.5%
Net income	$17 million to $21 million, or $0.10 to $0.13 per diluted share	$47 million to $58 million, or $0.29 to $0.36 per diluted share
Adjusted net income[3]	$71 million to $75 million, or $0.44 to $0.46 per diluted share	$67 million to $78 million, or $0.41 to $0.48 per diluted share
Adjusted EBITDA[3]	$252 million to $257 million	$252 million to $267 million
Capital expenditures	$105 million to $120 million	$125 million to $140 million
New store openings	25	25

[1] The Company’s outlook for fiscal 2025 assumes an exchange rate of 1 Canadian dollar (“CAD”) = 0.72 U.S. dollar (“USD”).
[2] Fiscal 2025 comparable store sales has been adjusted to remove the impact of the 53rd week for year-over-year comparative purposes.
[3] Adjusted net income and Adjusted EBITDA are not measures recognized under GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP measures.

Conference Call Information
A conference call to discuss the third quarter financial results is scheduled for today, October 30, 2025, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 800 549 8228 (international callers, please dial +1 289 819 1520) approximately 10 minutes prior to the start of the call. Please reference Conference ID 18805 when prompted. A live webcast of the conference call will be available in the investor relations section of the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available on our website until October 30, 2026. To access the telephone replay, dial +1 888 660 6264 (international callers, please dial +1 289 819 1325). The access code for the replay is 18805# and the recording will remain available until November 13, 2025.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2025 and/or longer term outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized processing centers and other offsite processing locations; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net (loss) income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because it considers these meaningful measures to share with investors as they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, the Company provides investors with management’s perspective of the Company’s operating performance.

The Company defines Adjusted net income as net (loss) income excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, foreign currency exchange rate impacts, executive transition costs, certain other adjustments, the tax effect on the above adjustments and the excess tax shortfall (benefit) from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by adjusted diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net (loss) income excluding the impact of interest expense, net, income tax (benefit) expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, lease intangible asset expense, executive transition costs, transaction costs, foreign currency exchange rate impacts and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the USD into the USD. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the USD against the CAD and are affected negatively by a strengthening of the USD against the CAD. References to operating results on a constant-currency basis indicate operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen and thirty-nine weeks ended September 27, 2025, as compared to the thirteen and thirty-nine weeks ended September 28, 2024, the USD was stronger relative to the CAD and the Australian dollar which resulted in an unfavorable foreign currency impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Operations
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 27, 2025		September 28, 2024		September 27, 2025		September 28, 2024
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$426,935	100.0%	$394,797	100.0%	$1,214,288	100.0%	$1,135,632	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	188,240	44.1	170,776	43.3	543,621	44.8	491,566	43.3
Salaries, wages and benefits	84,520	19.8	74,189	18.8	256,315	21.1	248,841	21.9
Selling, general and administrative	99,514	23.3	83,897	21.3	275,005	22.6	245,126	21.6
Depreciation and amortization	18,320	4.3	17,297	4.3	58,582	4.8	52,978	4.6
Total operating expenses	390,594	91.5	346,159	87.7	1,133,523	93.3	1,038,511	91.4
Operating income	36,341	8.5	48,638	12.3	80,765	6.7	97,121	8.6
Other expense (income):
Interest expense, net	17,276	4.0	15,466	3.9	48,075	4.0	47,309	4.2
Loss (gain) on foreign currency, net	3,839	0.9	(2,443)	(0.6)	(6,403)	(0.5)	(547)	—
Loss on extinguishment of debt	32,621	7.7	—	—	35,339	2.9	4,088	0.3
Other (income) expense, net	(66)	—	168	—	137	—	(222)	—
Other expense, net	53,670	12.6	13,191	3.3	77,148	6.4	50,628	4.5
(Loss) income before income taxes	(17,329)	(4.1)	35,447	9.0	3,617	0.3	46,493	4.1
Income tax (benefit) expense	(3,326)	(0.8)	13,766	3.5	3,426	0.3	15,567	1.4
Net (loss) income	$(14,003)	(3.3)%	$21,681	5.5%	$191	—%	$30,926	2.7%
Net (loss) income per share, basic	$(0.09)		$0.13		$0.00		$0.19
Net (loss) income per share, diluted	$(0.09)		$0.13		$0.00		$0.18
Basic weighted average shares outstanding	155,770		160,856		156,939		161,301
Diluted weighted average shares outstanding	155,770		165,671		163,224		167,241

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, unaudited)

	September 27, 2025	December 28, 2024
Current assets:
Cash and cash equivalents	$63,516	$149,967
Trade receivables, net	18,312	16,761
Inventories	47,447	34,288
Prepaid expenses and other current assets	62,036	24,634
Derivative assets – current	2,944	4,574
Total current assets	194,255	230,224
Property and equipment, net	322,208	270,123
Right-of-use lease assets	606,817	552,762
Goodwill	673,913	665,465
Intangible assets, net	154,376	159,330
Deferred tax assets	1,391	3,801
Other assets	7,326	3,790
Total assets	$1,960,286	$1,885,495
Current liabilities:
Accounts payable and accrued liabilities	$73,502	$83,039
Accrued payroll and related taxes	63,101	52,252
Lease liabilities – current	98,721	89,809
Current portion of long-term debt	5,625	6,000
Total current liabilities	240,949	231,100
Long-term debt, net	729,231	735,133
Lease liabilities – non-current	531,498	472,343
Derivative liabilities – non-current	4,343	—
Deferred tax liabilities	1,228	—
Other liabilities	38,414	25,239
Total liabilities	1,545,663	1,463,815
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	688,534	657,906
Accumulated deficit	(285,864)	(250,451)
Accumulated other comprehensive income	11,953	14,225
Total stockholders’ equity	414,623	421,680
Total liabilities and stockholders’ equity	$1,960,286	$1,885,495

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net income	$191	$30,926
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	31,175	51,107
Amortization of debt issuance costs and debt discount	4,172	4,169
Depreciation and amortization	58,582	52,978
Operating lease expense	106,227	97,209
Deferred income taxes, net	3,976	(14,511)
Loss on extinguishment of debt	35,339	4,088
Other items	(7,953)	(10,243)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(1,371)	(4,029)
Inventories	(12,662)	(6,224)
Prepaid expenses and other assets	(37,396)	(6,831)
Accounts payable and accrued liabilities	(22,169)	(12,951)
Accrued payroll and related taxes	8,445	(18,797)
Operating lease liabilities	(95,088)	(91,318)
Other liabilities	5,033	2,870
Net cash provided by operating activities	76,501	78,443
Cash flows from investing activities:
Purchases of property and equipment	(81,087)	(80,146)
Business acquisition, net of cash acquired	—	(3,189)
Settlement of derivative instruments, net	1,973	28,194
Purchase of marketable securities	(2,899)	—
Proceeds from sale of marketable securities	381	—
Net cash used in investing activities	(81,632)	(55,141)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	746,250	—
Principal payments on long-term debt	(761,256)	(54,000)
Payment of debt issuance costs	(8,841)	(1,004)
Prepayment premium on extinguishment of debt	(20,884)	(1,485)
Proceeds from stock option exercises	1,276	3,443
Repurchase of common stock	(35,646)	(20,934)
Shares withheld for taxes	(637)	(553)
Settlement of derivative instrument, net	—	11,925
Principal payments on finance lease liabilities	(2,780)	(1,099)
Other	(700)	(438)
Net cash used in financing activities	(83,218)	(64,145)
Effect of exchange rate changes on cash and cash equivalents	1,898	(1,393)
Net change in cash and cash equivalents	(86,451)	(42,236)
Cash and cash equivalents at beginning of period	149,967	179,955
Cash and cash equivalents at end of period	$63,516	$137,719

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net (Loss) Income Per Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net (loss) income per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of operations:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands, except per share data)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Numerator
Net (loss) income	$(14,003)	$21,681	$191	$30,926
Denominator
Basic weighted average shares outstanding	155,770	160,856	156,939	161,301
Dilutive effect of employee stock options and awards	—	4,815	6,285	5,940
Diluted weighted average shares outstanding	155,770	165,671	163,224	167,241
Net (loss) income per share (1)
Basic	$(0.09)	$0.13	$0.00	$0.19
Diluted	$(0.09)	$0.13	$0.00	$0.18
(1)Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per share, the year-to-date calculation of net (loss) income per share may not equal the sum of the quarters.

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Segment Results
(Unaudited)
The following unaudited tables present net sales and profit by segment. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	September 27, 2025	September 28, 2024	$ Change	% Change
Net sales:
U.S. Retail	$234,712	$212,470	$22,242	10.5%
Canada Retail	159,608	151,886	7,722	5.1%
Other	32,615	30,441	2,174	7.1%
Total net sales	$426,935	$394,797	$32,138	8.1%
Segment profit:
U.S. Retail	$47,956	$44,792	$3,164	7.1%
Canada Retail	$45,336	$44,980	$356	0.8%
Other	$8,650	$9,257	$(607)	(6.6)%

	Thirty-Nine Weeks Ended
(dollars in thousands)	September 27, 2025	September 28, 2024	$ Change	% Change
Net sales:
U.S. Retail	$674,310	$612,118	$62,192	10.2%
Canada Retail	443,199	435,841	7,358	1.7%
Other	96,779	87,673	9,106	10.4%
Total net sales	$1,214,288	$1,135,632	$78,656	6.9%
Segment profit:
U.S. Retail	$135,467	$133,471	$1,996	1.5%
Canada Retail	$110,127	$123,771	$(13,644)	(11.0)%
Other	$26,029	$26,336	$(307)	(1.2)%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call to be held on October 30, 2025, discussing the Company’s financial condition and results of operations for the third quarter.

The following unaudited table presents a reconciliation of GAAP net (loss) income and net (loss) income per diluted share to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands, except per share amounts)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Adjusted net income:
Net (loss) income	$(14,003)	$21,681	$191	$30,926
Loss on extinguishment of debt (1)(2)	32,621	—	35,339	4,088
IPO-related stock-based compensation expense (1)(3)	4,118	8,506	21,867	46,231
Transaction costs (1)(4)	2,085	14	3,290	2,621
Foreign currency exchange rate impacts (1)(5)	4,308	(2,443)	(4,691)	(547)
Executive transition costs (1)(6)	—	79	—	689
Other adjustments (1)(7)	4,675	(1,506)	6,928	(2,217)
Tax effect on adjustments (8)	(11,404)	3,575	(14,623)	(6,739)
Excess tax shortfall (benefit) from stock-based compensation	76	351	542	(2,415)
Adjusted net income	$22,476	$30,257	$48,843	$72,637

Adjusted net income per share, diluted (9):
Net (loss) income per share, diluted	$(0.09)	$0.13	$0.00	$0.18
Loss on extinguishment of debt (1)(2)	0.20	—	0.22	0.02
IPO-related stock-based compensation expense (1)(3)	0.03	0.05	0.13	0.28
Transaction costs (1)(4)	0.01	—	0.02	0.02
Foreign currency exchange rate impacts (1)(5)	0.03	(0.01)	(0.03)	—
Executive transition costs (1)(6)	—	—	—	—
Other adjustments (1)(7)	0.03	(0.01)	0.04	(0.01)
Tax effect on adjustments (8)	(0.07)	0.02	(0.09)	(0.04)
Excess tax shortfall (benefit) from stock-based compensation	—	—	—	(0.01)
Adjusted net income per share, diluted*	$0.14	$0.18	$0.30	$0.43
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the full redemption of the Notes and repayment of all outstanding amounts under the 2021 Term Loan Facility on September 18, 2025, the partial redemption of the Notes on February 6, 2025 and March 4, 2024, and the repricing of outstanding borrowings under the 2021 Term Loan Facility on January 30, 2024.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Comprised of non-capitalizable expenses related to debt transactions, offering costs and acquisitions.

(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts. Beginning in fiscal 2025, this line does not include realized (gains) losses on forward contracts. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change.
(6)Represents severance costs associated with executive leadership changes.
(7)The thirteen and thirty-nine weeks ended September 27, 2025 include store impairment and other related charges of $4.8 million, as well as a reduction to the fair value of acquisition-related contingent consideration of $0.1 million and $1.3 million, respectively. The thirty-nine weeks ended September 27, 2025 further includes accelerated amortization and depreciation of $3.3 million due to a reduction of the estimated useful lives for certain acquisition-related intangible assets and store-related property and equipment. The thirteen and thirty-nine weeks ended September 28, 2024 include a change in the fair value of acquisition-related contingent consideration of $1.5 million and $1.4 million, respectively. The thirty-nine weeks ended September 28, 2024 further includes insurance proceeds of $0.7 million.
(8)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.
(9)For the thirteen weeks ended September 27, 2025, Adjusted net income per diluted share includes 7.3 million of potential shares of common stock relating to awards of stock options and restricted stock units that were excluded from the calculation of GAAP diluted net loss per share as their inclusion would have had an antidilutive effect.

A reconciliation of the Company’s fiscal 2025 outlook for GAAP net income and net income per diluted share to Adjusted net income and Adjusted net income per diluted share is presented in the table below:

	Fifty-Three Weeks Ended
	January 3, 2026
(in millions, except per share amounts)	Low End	High End
Adjusted net income:
Net income	$17	$21
Loss on extinguishment of debt (1)(2)	35	35
IPO-related stock-based compensation expense (1)(3)	26	26
Transaction costs (1)(4)	3	3
Foreign currency exchange rate impacts (1)(5)	(5)	(5)
Other adjustments (1)(6)	7	7
Tax effect on adjustments (7)	(14)	(14)
Excess tax shortfall from stock-based compensation	1	1
Adjusted net income*	$71	$75

Adjusted net income per share, diluted:
Net income per share, diluted	$0.10	$0.13
Loss on extinguishment of debt (1)(2)	0.21	0.21
IPO-related stock-based compensation expense (1)(3)	0.16	0.16
Transaction costs (1)(4)	0.02	0.02
Foreign currency exchange rate impacts (1)(5)	(0.03)	(0.03)
Other adjustments (1)(6)	0.04	0.04
Tax effect on adjustments (7)	(0.09)	(0.09)
Excess tax shortfall from stock-based compensation	0.01	0.01
Adjusted net income per share, diluted*	$0.44	$0.46
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the full redemption of the Notes and repayment of all outstanding amounts under the 2021 Term Loan Facility on September 18, 2025, as well as the partial redemption of the Notes on February 6, 2025.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Comprised of non-capitalizable expenses related to debt transactions and offering costs.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts.

(6)Includes store impairment and other related charges, accelerated amortization and depreciation due to a reduction of the estimated useful lives for certain acquisition-related intangible assets and store-related property and equipment, as well as a change in the fair value of acquisition-related contingent consideration.
(7)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.

The following unaudited table presents a reconciliation of GAAP net (loss) income to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(dollars in thousands)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net (loss) income	$(14,003)	$21,681	$191	$30,926
Interest expense, net	17,276	15,466	48,075	47,309
Income tax (benefit) expense	(3,326)	13,766	3,426	15,567
Depreciation and amortization	18,320	17,297	58,582	52,978
Loss on extinguishment of debt (1)	32,621	—	35,339	4,088
Stock-based compensation expense (2)	7,210	10,328	31,175	51,107
Lease intangible asset expense (3)	817	882	2,502	2,663
Executive transition costs (4)	—	79	—	689
Transaction costs (5)	2,085	14	3,290	2,621
Foreign currency exchange rate impacts (6)	4,308	(2,443)	(4,691)	(547)
Other adjustments (7)	4,675	(1,506)	3,662	(2,217)
Adjusted EBITDA	$69,983	$75,564	$181,551	$205,184
Net (loss) income margin	(3.3)%	5.5%	0.0%	2.7%
Adjusted EBITDA margin	16.4%	19.1%	15.0%	18.1%
(1)Removes the effects of the loss on extinguishment of debt in relation to the full redemption of the Notes and repayment of all outstanding amounts under the 2021 Term Loan Facility on September 18, 2025, the partial redemption of the Notes on February 6, 2025 and March 4, 2024, and the repricing of outstanding borrowings under the 2021 Term Loan Facility on January 30, 2024.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.
(3)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(4)Represents severance costs associated with executive leadership changes.
(5)Comprised of non-capitalizable expenses related to debt transactions, offering costs and acquisitions.
(6)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts. Beginning in fiscal 2025, this line does not include realized (gains) losses on forward contracts. The impact of the change is inconsequential to prior periods, so we have not recast previous year amounts to reflect this change.
(7)The thirteen and thirty-nine weeks ended September 27, 2025 include store impairment and other related charges of $4.8 million, as well as a reduction to the fair value of acquisition-related contingent consideration of $0.1 million and $1.3 million, respectively. The thirteen and thirty-nine weeks ended September 28, 2024 include a change in the fair value of acquisition-related contingent consideration of $1.5 million and $1.4 million, respectively. The thirty-nine weeks ended September 28, 2024 further includes insurance proceeds of $0.7 million.

A reconciliation of the Company’s fiscal 2025 outlook for GAAP net income to Adjusted EBITDA is presented in the table below:

	Fifty-Three Weeks Ended
	January 3, 2026
(in millions)	Low End	High End
Net income	$17	$21
Interest expense, net	62	62
Income tax expense	12	14
Depreciation and amortization	80	80
Loss on extinguishment of debt (1)	35	35
Stock-based compensation expense (2)	39	39
Lease intangible asset expense (3)	3	3
Transaction costs (4)	3	3
Foreign currency exchange rate impacts (5)	(5)	(5)
Other adjustments (6)	4	4
Adjusted EBITDA*	$252	$257
*May not foot due to rounding
(1)Removes the effects of the loss on extinguishment of debt in relation to the full redemption of the Notes and repayment of all outstanding amounts under the 2021 Term Loan Facility on September 18, 2025, as well as the partial redemption of the Notes on February 6, 2025.
(2)Represents non-cash stock based compensation expense related to stock options and restricted stock units granted to certain of the Company’s employees and directors.
(3)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(4)Comprised of non-capitalizable expenses related to debt transactions and offering costs.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts.
(6)Includes store impairment and other related charges, as well as a change in the fair value of acquisition-related contingent consideration.

Constant Currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.
The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
September 27, 2025
U.S. Retail	$234,712	$—	$234,712	$22,242	10.5%
Canada Retail	159,608	1,576	161,184	9,298	6.1%
Other	32,615	368	32,983	2,542	8.4%
Total net sales	$426,935	$1,944	$428,879	$34,082	8.6%
September 28, 2024
U.S. Retail	$212,470	n/a	$212,470	n/a	n/a
Canada Retail	151,886	n/a	151,886	n/a	n/a
Other	30,441	n/a	30,441	n/a	n/a
Total net sales	$394,797	n/a	$394,797	n/a	n/a

	Thirty-Nine Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
September 27, 2025
U.S. Retail	$674,310	$—	$674,310	$62,192	10.2%
Canada Retail	443,199	12,054	455,253	19,412	4.5%
Other	96,779	1,446	98,225	10,552	12.0%
Total net sales	$1,214,288	$13,500	$1,227,788	$92,156	8.1%
September 28, 2024
U.S. Retail	$612,118	n/a	$612,118	n/a	n/a
Canada Retail	435,841	n/a	435,841	n/a	n/a
Other	87,673	n/a	87,673	n/a	n/a
Total net sales	$1,135,632	n/a	$1,135,632	n/a	n/a
n/a - not applicable

Supplemental Metrics
In addition to the financial and operational metrics set forth elsewhere in this press release, the Company uses the below supplemental metrics to evaluate the performance of its business, identify trends, formulate financial projections and make strategic decisions. The Company believes these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Pounds processed (lbs mm)	282	261	823	753
On-site donations and GreenDrop as a % of total pounds processed	80.7%	79.8%	77.9%	76.8%
Sales yield (1)	$1.48	$1.45	$1.44	$1.44
Cost of merchandise sold per pound processed	$0.67	$0.65	$0.66	$0.65
(1)The Company defines sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.